UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

April 24, 2012 (April 23, 2012)

Date of report (Date of earliest event reported)

COUNSEL RB CAPITAL INC.

(Exact Name of Registrant as Specified in its Charter)

FLORIDA

(State or Other Jurisdiction of

Incorporation or Organization)

0-17973	59-2291344
(Commission File No.)	(I.R.S. Employer Identification No.)

 1 Toronto Street, Suite 700, P.O. Box 3, Toronto, Ontario, Canada, M5C 2V6

(Address of Principal Executive Offices)

(416) 866-3000

(Registrants Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Counsel RB Capital Inc. (the “Company”, “we” or “us”) with the Securities and Exchange Commission on March 6, 2012 (the “Original Report”). In the Original Report, the Company disclosed that it had acquired all of the issued and outstanding capital stock in Heritage Global Partners, Inc. (“Heritage”), a leading, full-service, global auction and asset advisory firm. In Item 9.01 of the Original Report, the Company stated that financial statements and pro forma financial information would be filed not later than 71 days after the date of the Original Report. Upon further review, the Company has concluded that such financial statements and pro forma financial information are not required and will not be provided. The sole purpose of this amendment is to amend Items 9.01(a) and (b) consistent with the foregoing. No other changes are being made to the Original Report.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(a) Financial statements of business acquired.

Not required.

(b) Pro forma financial information.

Not required.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Counsel RB Capital Inc.

Date: April 23, 2012	By:	/s/ Stephen A. Weintraub
		Name:	Stephen A. Weintraub
		Title:	Chief Financial Officer and Corporate Secretary